AXP Tax-Exempt Series, Inc.
File No. 2-57328/811-2686

                                           EXHIBIT INDEX

Exhibit (h)(6)      Transfer Agency Agreement

Exhibit (i)         Opinion and Consent of Counsel

Exhibit (j)         Independent Auditors' Consent

Exhibit (p)(1)      Directors' Power of Attorney

Exhibit (p)(2)      Officers' Power of Attorney